UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

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FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: September 18, 2006

CHINA DIGITAL COMMUNICATION GROUP
(Exact Name of Registrant as Specified in Charter)

Nevada	000-49715	91-2132336
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Number 2222, Jin Tian Road, An Lian Building 15th Floor A-01 and A-02 Futian Shenzhen, China Tel: 86-755-88285804	51811
(Address of Principal Executive Offices)	(Zip Code)

Registrant's telephone number, including area code: 86-755-88285-804

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Principle Officers

On September 12, 2006, Zu Zhuan Xu was removed from China Digital Communication Group’s (the “Company”) Board of Directors. His departure was not related in any way to a disagreement on the Company’s operations, policies or practices, nor was he removed for cause.

On September 12, 2006, Dr. Yong Yang was removed from the Company’s Board of Directors. His departure was not related in any way to a disagreement on the Company’s operations, policies or practices, nor was he removed for cause.

On September 12, 2006, Alfred L. Simon was removed from the Company’s Board of Directors. His departure was not related in any way to a disagreement on the Company’s operations, policies or practices, nor was he removed for cause.

Alfred L. Simon was a member of the audit committee. His departure was not related in any way to a disagreement on company policy with regard to auditing, internal controls or any other matter.

SIGNATURE

 Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHINA DIGITAL COMMUNICATION GROUP

Date: September 13, 2006	By: /s/ Ran Liang
Name: Ran Liang
Title: Chief Executive Officer